Exhibit 10.3

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of June 20, 2023, is made by and between Pegasus Specialty Vehicles, LLC, an Ohio limited liability company (the “Borrower”), and Resonate Blends, Inc., a Nevada corporation (the, “Lender”).

RECITALS

WHEREAS, on even date herewith, the parties to this Agreement are parties to the Agreement and Plan of Merger (the “Merger Agreement”) with Pegasus Specialty Holdings LLC, an Ohio limited liability company and wholly owned subsidiary of Lender;

WHEREAS, on even date herewith, an investor (the “Investor”) signed a Securities Purchase Agreement with the Lender and the Lender issued to the Investor a 15% OID Senior Promissory Note secured by the assets of the Borrower (the “Secured Loan”) for the principal amount of $500,000 with an original issue discount of 15%, such that the principal amount the Lender is required to repay the Investor is $575,000, plus costs, interest and other amounts under the Secured Loan.

WHEREAS, pursuant to the terms of the Merger Agreement, the Lender shall tender or has tendered the amount of $500,000 less costs to the Borrower and the parties to this Agreement desire to enter into this Agreement on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises set forth herein and for other valuable consideration, the parties agree as follows:

1. Loan.

a. Upon the terms and subject to the conditions of this Agreement, the Lender shall make a loan (the “Loan”) to the Borrower in the amount of $500,000 less costs, and the principal amount of the Loan shall include $500,000, plus an original issue discount of 15% of $75,000, plus all costs and attorney’s fees that may be added thereto concerning collection or enforcement of the Obligations and remedies for the Collateral as stated in this Agreement (the “Loan Principal Amount”).

b. The Loan Principal Amount shall be due and payable by the Borrower on or before August 20, 2023 (the “Maturity Date”).

c. There shall be no interest on the Loan Principal Amount if the Loan is repaid at the Maturity Date. If unpaid, interest shall start to accumulate on the Loan Principal Amount after the Maturity Date, at the rate of 15% per annum compounded daily.

d. At any time before the Maturity Date, this Loan may be prepaid or redeemed in whole, or in part on one or more occasions. If paid after the Maturity Date, the Loan Principal Amount shall be increased by 4%.

e. In the event the Borrower fails to repay the entire Loan at the Maturity Date, the Borrower shall issue to the Lender a 1% ownership interest in the Borrower on a fully diluted basis.

f. All payments shall be applied first to interest, then to Loan Principal Amount and shall be credited to the Lender’s account on the date that such payment is physically received by the Lender.

2. Grant of Security Interest. As collateral security for the prompt, complete, and timely satisfaction of all indebtedness, liabilities, duties, and obligations of the Borrower evidenced by or arising under this Loan, and including, without limitation, all amounts payable under this Agreement, including the Loan Principal Amount, interest and all attorneys’ fees, costs and expenses incurred by the Lender in the collection or enforcement of the same (collectively, the “Obligations”), the Borrower hereby pledges, assigns and grants to the Lender a continuing security interest and lien in all of the Borrower’s right, title and interest in and to the assets and property, whether now owned or hereafter acquired by the Borrower and whether now existing or hereafter coming into existence or acquired, including the proceeds of any disposition thereof, described on Exhibit “A” attached hereto and incorporated herein by this reference (collectively, the “Collateral”). As applicable, the terms of this Agreement with respect to the Borrower’s granting of a security interest in the Collateral to the Lender shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code (“UCC”), with the Borrower as the debtor and the Lender as the secured party.

3. Perfection. Upon the execution and delivery of this Agreement, the Borrower authorizes the Lender to file such financing statements and other documents in such offices as shall be necessary or as the Lender may reasonably deem necessary to perfect and establish the priority of the liens granted by this Agreement, including any amendments, modifications, extensions or renewals thereof. The Borrower agrees, upon the Lender’s request, to take all such actions as shall be necessary or as the Lender may reasonably request to perfect and establish the priority of the liens granted by this Agreement, including any amendments, modifications, extensions or renewals thereof. The Borrower shall cooperate fully with the Lender in establishing and maintaining the Lender’s perfection of the Lender’s security interest in the Collateral, including notifying and keeping the Lender apprised of the current location of all of the Collateral which consists of physical property and the status of all accounts payable or similar rights which are a part of the Collateral.

4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants the following to the Lender:

a. The Borrower and those executing this Agreement on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Agreement, which are not prohibited or restricted under the governing documents of the Borrower. This Agreement has been duly executed and delivered by an authorized officer of the Borrower and constitutes a valid and legally binding obligation of the Borrower enforceable in accordance with its terms.

b. The execution of this Agreement and the Borrower’s compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which the Borrower is a party or by which the Borrower is bound, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance, claim or security interest of any nature whatsoever upon any of the Collateral.

c. The security interest granted hereby in and to the Collateral constitutes a present, valid, binding and enforceable security interest as collateral security for the Obligations, and, except as to leased equipment or purchase-money encumbrances existing as of the date of this Agreement, as expressly disclosed to the Lender in writing, or the security interests of the Investor and Enhanced Capital Ohio Rural Fund, LLC, as expressly stated in the Secured Loan, such interest, upon perfection, will be senior and prior to any liens, encumbrances, charges, title defects, interests and rights of any others with respect to such Collateral.

d. The security interest granted hereby shall be a priority lien on the Collateral and no prior or superior liens, security interests or encumbrances exist with respect to any part of the Collateral, other than as indicated in Section 4(c) above.

7. Covenants of the Borrower. For so long as any Obligations remain outstanding:

a. The Borrower shall not sell, assign or transfer any of the Collateral, or any part thereof or interest therein except in the ordinary course of its business; and

b. The Borrower shall pay or cause to be paid promptly when due, all taxes and assessments on the Collateral.

9. Use of Collateral. For so long as no event of default shall have occurred and be continuing under this Agreement, the Borrower shall be entitled to use and possess the Collateral and to exercise its rights, title and interest in all contracts, agreements, and licenses subject to the rights, remedies, powers and privileges of the Lender under this Agreement and to such use, possession or exercise not otherwise constituting an event of default. Notwithstanding anything herein to the contrary, the Borrower shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered; the exercise by the Lender of any right, remedy, power or privilege in respect of this Agreement shall not release the Borrower from any of its duties and obligations under such contracts and agreements; and the Lender shall have no duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the duties or obligations of the Borrower under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

10. Defaults. The following events shall be defaults under this Agreement:

a. The Borrower’s failure to remit any payment under this Agreement on before the date due, if such failure is not cured in full within ten (10) days of written notice of default;

b. The Borrower’s failure to perform or breach of any non-monetary obligation or covenant set forth in this Agreement if such failure is not cured in full within fifteen (15) days following delivery of written notice thereof from the Lender to the Borrower;

c. If the Borrower is dissolved, whether pursuant to any applicable governing documents, articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d. The commencement of any action or proceeding which affects the Collateral or title thereto or the interest of the Lender therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent;

e. Any default of the Borrower’s debt obligations currently existing or hereinafter acquired;

f. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Borrower bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the federal Bankruptcy code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Borrower, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order un-stayed and in effect for a period of twenty (20) days;

g. The Borrower’s institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower in furtherance of any such action; or

h. The Borrower transfers all or substantially all of its assets to any person or third party in a single transaction or series of related transactions, or undergoes a change of control, or effects any consolidation or merger with or into another person or entity, other than as contemplated by the Merger Agreement.

11. Rights and Remedies of the Lender. Upon the occurrence of an event of default by the Borrower under this Agreement, then, in addition to all other rights and remedies at law or in equity, the Lender may exercise any one or more of the following rights and remedies:

a. Accelerate the time for payment of all amounts payable under this Agreement by written notice thereof to the Borrower, whereupon all such amounts shall be immediately due and payable.

b. Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code.

c. Make such appearance, disburse such sums, and take such action as the Lender deems necessary, in its sole discretion, to protect the Lender’s interest, including but not limited to (i) disbursement of attorneys’ fees, (ii) entry upon the Borrower’s property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by the Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of the Borrower added to the Loan Principal Amount secured by this Agreement and shall be immediately due and payable and shall bear interest from the date of disbursement at the rate stated in this Agreement. Nothing contained in this Section shall require the Lender to incur any expense or take any action.

d. Require the Borrower to assemble the Collateral and make it available to the Borrower at the place to be designated by the Lender which is reasonably convenient to both parties. The Lender may sell all or any part of the Collateral as a whole or in part either by public auction, private sale, or other method of disposition. The Lender may bid at any public sale on all or any portion of the Collateral. Unless the Collateral threatens to decline speedily in value, the Lender shall give the Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

e. Pursue any other rights or remedies available to the Lender at law or in equity.

12. Full Recourse. The liability of the Borrower for the Obligations shall not be limited to the Collateral, and The Borrower shall have full liability therefor beyond the Collateral.

13. Representation of Counsel. The Borrower acknowledges that they have consulted with or have had the opportunity to consult with their legal counsel prior to executing this Agreement. This Agreement has been freely negotiated by the Borrower and the Lender and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

14. Choice of Laws; Actions. This Agreement shall be constructed and construed in accordance with the internal substantive laws of the State of Ohio, without regard to the choice of law principles of said State. The Borrower acknowledges that this Agreement has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Agreement shall be the state or federal courts in Clark County, Nevada. The Borrower hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

15. Usury Savings Clause. The Borrower expressly agrees and acknowledges that the Borrower and the Lender intend and agree that this Loan shall not be subject to the usury laws of any state other than the State of Ohio. Notwithstanding anything contained in this Agreement to the contrary, if collection from the Borrower of interest at the rate set forth herein would be contrary to applicable laws, then the applicable interest rate upon default shall be the highest interest rate that may be collected from the Borrower under applicable laws at such time.

16. Costs of Collection. Should the indebtedness represented by this Agreement, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Agreement be placed in the hands of any attorney for collection after default, the Borrower agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Loan and/or enforcement of the Lender’s rights with respect to the administration, supervision, preservation or protection of, or realization upon, any Collateral securing payment hereof.

17. Miscellaneous.

a. This Agreement shall be binding upon the Borrower and shall inure to the benefit of the Lender and its successors, assigns, heirs, and legal representatives.

b. Any failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c. Any provision of this Agreement that is unenforceable shall be severed from this Agreement to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Agreement.

d. This Agreement may not be modified or amended in any respect except in a writing executed by the party to be charged.

e. Time is of the essence.

18. Notices. All notices required to be given under this Agreement shall be given to each of the parties at such address as a party may designate by written notice to the other party.

Notices may be transmitted by facsimile, certified mail, private delivery, or any other commercially reasonable means, and shall be deemed given upon receipt by the party to whom they are addressed.

19. Waiver of Certain Formalities. All parties to this Agreement hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and the Lender is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Loan, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Loan. Any such action taken by the Lender shall not discharge the liability of any party to this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed effective the date and place first written above.

Pegasus Specialty Vehicles, LLC “The Borrower”:

By:
Name:	Brian Barrington
Its:	CEO

Resonate Blends, Inc. “The Lender”:

By:
Name:	Geoffrey Selzer
Its:	CEO

Exhibit “A”

Collateral

Each and all of the following in which Pegasus Specialty Vehicles, LLC, an Ohio limited liability company, has any right, title, or interest, regardless of the manner in which such items are formally held or titled; all as defined in the Ohio Uniform Commercial Code, Secured Transactions as of the date of the Agreement, and as the same may be amended hereafter:

(1) Account(s)

(2) Cash proceeds

(3) Chattel paper (electronic and tangible)

(4) Commercial tort claim(s)

(5) Commodity account(s) and commodity contract(s)

(6) Deposit account(s)

(7) Document(s)

(8) Electronic chattel paper

(9) Equipment

(10) General intangible(s)

(11) Goods

(12) Instrument(s)

(13) Inventory

(14) Investment property

(15) Letter-of-credit right

(16) Noncash proceeds

(17) Payment intangible

(18) Proceeds

(19) Promissory note

(20) Record

(21) Software

(22) Supporting obligations

(23) Tangible chattel paper

(24) The following: certificated securities, contracts for sale, leases, lease agreements, lease contracts, leasehold interests, letters of credit, negotiable instruments, Loans, proceeds of letters of credit, securities, security certificates, security entitlements, and uncertificated securities.

In addition, the Collateral shall include all copyrights, all patents and patent applications (including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in-part thereof), all trade names, trademarks and service marks, logos, trademark and service mark registrations (including all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), all inventions, processes, production methods, proprietary information, know-how and trade secrets, all licenses or user or other agreements granted to Pegasus Specialty Vehicles, LLC with respect to any of the foregoing, in each case whether now or hereafter owned or used (including the licenses or other agreements with respect to any of the foregoing).

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